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                                                                     EXHIBIT 5.1

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202

                                        Employer Identification Number:
Date:  DEC 13 1995                          02-0451017
                                        File Folder Number:
FISHER SCIENTIFIC INTERNATIONAL             023000583
 INC                                    Person to Contact:
C/O L JACKSON                               LLOYD SESSLER
C/O DEBEVOSIE & PLIMPTON                Contact Telephone Number:
875 THIRD AVENUE                            (516) 683-5388
NEW YORK, NY  10022                     Plan Name:
                                         FISHER SCIENTIFIC INTERNATIONAL
                                         INC SAVINGS AND PROFIT SHARING PL
                                        Plan Number: 048


  Dear Applicant:
- --
     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on December 23, 1994.

     This determination letter is also applicable for the amendment(s) adopted on October 26, 1995.

     This plan satisfies the minimum coverage requirements on the basis of the average benefit test in section 410(b)(2) of the Code.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees

                                                             Letter  835 (DO/CG)


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FISHER SCIENTIFIC INTERNATIONAL

in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 401(b) of the Code.

     This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,


                                        /s/ Herbert J. Huff

                                        Herbert J. Huff
                                        District Director

Enclosures:
Publication 794



                                                              Letter 835 (DO\CG)